Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-236685) of Janus Henderson Group plc of our report dated June 26, 2020 relating to the financial statements and supplemental schedule of Janus 401(k) and Employee Stock Ownership Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Denver, CO
June 26, 2020